UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2011

CORNERSTONE CORE PROPERTIES
REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2011, we became obligated under a purchase and sale agreement in connection with the sale of the Mack Deer Valley and Pinnacle Park Business Center properties by Columbia Industrial Properties Midwest, LLC (“Columbia”). Subsequent to an extension of the property inspection period, Columbia cancelled the purchase and sale agreement on September 30, 2011.

Additionally, on August 31, 2011, we became obligated under a purchase and sale agreement in connection with the sale of the 2111 South Industrial Park property by J3 Harmon, L.L.C. (“J3”). Subsequent to an extension of the property inspection period, J3 cancelled the purchase and sale agreement on October 3, 2011.

Each purchaser cancelled citing internal considerations related to current financial market and economic uncertainties. We are continuing to market these properties for sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: October 6, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer